UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Park Place, Suite 101
El Segundo, CA 90245

  (Address of Principal Executive Offices)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 7, 2015, Wizard World, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). A majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting was present in person or by proxy thereby constituting a quorum.

At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as follows:

1. To elect directors, the six (6) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including John Macaluso, Vadim Mats, John Maatta, Greg Suess, Kenneth Shamus and Paul Kessler.

	Votes For	Votes Withheld
Election of John Maclauso	25,889,068	173,881
Election of Vadim Mats	25,125,783	173,081
Election of John Maatta	24,791,951	152,931
Election of Greg Suess	24,799,926	153,081
Election of Kenneth Shamus	24,915,026	153,981
Election of Paul Kessler	25,886,718	173,081

2. To ratify the appointment of Li and Company, PC, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2015.

	Votes For	Votes Against	Abstentions
Ratification of Li and Company, PC	25,999,684	720,393	1,707

3. To hold a non-binding, advisory vote on the Company’s executive compensation.

	Votes For	Votes Against	Abstentions
Non-binding advisory vote on the Company’s executive compensation	22,470,551	4,092,944	158,289

Accordingly, the proposals 1-3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: October 14, 2014	By:	/s/ John Macaluso
John Macaluso
Chief Executive Officer